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                                  EXHIBIT 10.12
                       SPECIAL EARLY RETIREMENT BENEFIT OF
            THE CONNECTICUT WATER COMPANY EMPLOYEES' RETIREMENT PLAN,
                              ADOPTED MARCH 5, 1997


                                   APPENDIX B
                        SPECIAL EARLY RETIREMENT BENEFIT

B.1      Eligibility

         A special early retirement benefit, as set forth in Section B.2 hereof, shall be offered to all eligible Participants. For purposes of this Appendix B, the term 'Eligible Participant' shall mean each Participant who as of July 1, 1997 (a) will have completed ten (10) or more years of Credited Service, and (b) will have attained the age of fifty-five
         (55). Each such Eligible Participant will be offered the special early retirement benefit described in Section B.2 and may make a written election during an election period beginning on March 15, 1997 and ending at 4:30 P.M. on April 30, 1997 to retire between July 1, 1997 through December 31, 1997 and receive such special early retirement benefit commencing as of said date; provided, however, that such Eligible Participant either electing or declining to retire and receive the special early retirement benefit described in Section B.2 may revoke said decision during the period beginning on May 1, 1997 and ending at 4:30 P.M. on May 7, 1997, after which date such decision shall be irrevocable.

B.2      Special Early Retirement Benefit

         (a) Each Eligible Participant who, pursuant to Section B.1, has elected to retire and receive the special early retirement benefit shall be credited with an additional five (5) years of Credited Service for purposes of the calculation of the benefit under Articles IV, V and VI.
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         (b) Each Eligible Participant who, pursuant to Section B.1, has elected to retire and receive the special early retirement benefit and whose retirement occurs prior to attainment of age sixty-two (62) shall also receive an additional benefit of $500 each month ending with the month in which such Eligible Participant attains age sixty-two (62), or, if earlier, dies. The benefit described in this subsection (b) shall not be provided to an Eligible Participant who is age sixty-two (62) or older as of the date of commencement of his Retirement Income and no benefits shall be payable to any Contingent Annuitant with respect to the benefit described in this subsection (b) following an Eligible Participant's death regardless of the form in which such Eligible Participant's Retirement Income is being paid.